EXHIBIT 24
POWER OF ATTORNEY




	KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints John E. Lenhard and Cynthia B. Bezik, and each of them, as the true and lawful attorney or attorneys-in-fact, with full power of substitution and revocation, for the undersigned and in the name, place and stead of the undersigned, in any and all capacities, to execute, on behalf of the undersigned, any and all statements or reports under Section 16 of the Securities Act of 1934, as amended, with respect to the beneficial ownership of shares of Common Stock, par value $1.00 per share, of Cleveland-Cliffs Inc ("Company"), including, without limitation, all initial statements of beneficial ownership on Form 3, all statements of changes in beneficial ownership on Form 4, all annual statements of changes in beneficial ownership on Form 5, any notice of proposed sale of securities on Form 144, and any and all other documents that may be required, from time to time, to be filed with the Securities and Exchange Commission, to execute any and all amendments or supplements to any such statements or forms, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney or attorneys-in-fact, and each of them, full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

	This Power of Attorney shall remain
in full force and effect until the undersigned is no longer required to file Forms 3,4, 5 and 144 with respect to the undersigned's holdings and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the forgoing attorneys-in-fact.

	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the 1st day of January, 2003.





					/s/ R. L. Kummer

					Randy L.
Kummer
					Officer
					Cleveland-Cliffs Inc